FARADAY FUTURE REPORTS FINANCIAL RESULTS FOR
FOURTH QUARTER AND FULL YEAR 2021

– Continued Progress at Hanford Manufacturing Facility –
– Launch of Community Outreach and Jobs Fair for Hanford Hiring Program –
– Announcement of Munro & Associates as Co-Creation Partner –
– Additional Tier 1 Supplier Announcements –

Los Angeles, CA (May 13, 2022) - Faraday Future Intelligent Electric Inc. (NASDAQ: FFIE) ("FF”, “Faraday Future”, or “the Company"), a California-based global shared intelligent electric mobility ecosystem company, today announced financial results for its fourth quarter and full-year ended December 31, 2021. Results were delayed as a result of the previously disclosed Special Committee review.

“We made significant progress during the fourth quarter with several important milestones reached at our Hanford manufacturing plant and new Tier 1 supplier and partner agreements. In a challenging logistics and supply chain environment, we are working closely with our partners and remain on track for launch in Q3 2022,” said Carsten Breitfeld, Global CEO of Faraday Future.

Dr. Breitfeld continued, “After 2021 year-end we signed an agreement with Myoung Shin for FF 81 production in South Korea, securing our path to high volume production and cash flow breakeven. We also received our dealer license from the State of California, allowing us to sell our cars online nationally. We remain confident that we will launch the FF 91 in the third quarter of 2022, and when we do, we expect Faraday Future to redefine the state-of-the-art in intelligent, electrified mobility.”

COMMENT ON SPECIAL COMMITTEE REVIEW
Dr. Breitfeld added, “The Special Committee, made up of independent Board members, completed its previously announced review of past disclosures and allegations and submitted its findings and recommendations to the full Board. The Board accepted the findings, and implementation of remediation actions is well underway. On behalf of the entire management team, I want to thank the Special Committee, our financial and legal advisors, and my fellow Board members for their hard work and for their commitment to holding the Company to the highest standards of ethics and conduct. I also want to thank all of my fellow employees, our suppliers, and our investors for their support and confidence. I believe that this review and the changes we are making will help make us a better, stronger company.”

KEY COMPANY HIGHLIGHTS DURING FOURTH QUARTER 2021
Faraday Future continues to make progress toward launch of the FF 91 in third quarter 2022 and toward its long-term business plan, making the following announcements during the fourth quarter:
•Completed the installation of pilot equipment in the pre-production build area of its Hanford, California facility. The Hanford manufacturing facility is approximately 1.1 million square feet and, once it is built out, is expected to have the capacity to support production of 10,000 vehicles per year. Based on the current timeline, FF management anticipates production at the Hanford facility will commence in the third quarter of 2022.
•Received its final Certificate of Occupancy (“CO”) for a dedicated area for pre-production manufacturing at the facility in Hanford, California. The CO allows FF to begin crucial construction activities, including the building of additional pre-production vehicles at the facility.
•Started foundation construction for all remaining production areas in the Hanford facility, including body, propulsion, warehouse, and vehicle assembly. Interior foundation work in the production area is essentially complete, and major mechanical systems, including electrical and plumbing, are being installed.
•Announced program with Munro & Associates, which will serve as an FF co-creation consultant and will assist with the production-readiness process of the FF 91 through comparative analysis and quality assessment.
•Held a Community Day and Job Fair at the Hanford Civic Auditorium on November 3, 2021, and November 10, 2021, respectively.

•Announced HSL Italia as Exterior Lighting Supplier. HSL Italia will work with the Company throughout the production process to ensure a premium and innovative exterior lighting display.

Subsequent to December 31, 2021, FF accomplished several major milestones and made a number of organizational changes:
•Announced that Myoung Shin Co., Ltd., an automotive manufacturer headquartered in South Korea, has been contracted to manufacture Faraday Future’s second vehicle, the FF 81, with start of production scheduled for 2024.
•Unveiled the first production-intent FF 91. This marks Faraday Future’s manufacturing Milestone #4, pre-production builds for final engineering validation and certification, now referred to as production-intent vehicles.
•Received dealer and distributor license from the State of California, allowing national online sales.
•Signed the lease for FF’s flagship store in Beverly Hills, California, and confirmed the design firm for the store. The initial term of the lease is 126 months, with two five-year tenant extension options. Further, FF announced the active search for a second flagship store in the U.S.
•Appointed Susan Swenson as Executive Chairperson and Jordan Vogel as Lead Independent Director of the Board of Directors. FF’s Board of Directors consists of nine directors, five of whom are independent under applicable rules.
•Announced that Mathias Hofmann became the new Head of Global Supply Chain after the retirement of Benedikt Hartmann effective February 25, 2022. Mathias comes to FF after a nearly 30-year career with BMW, where he served as a Vice President with global responsibilities in purchasing and plant management. He has worked on four continents, including China, and was most recently Plant Director in Brazil. He has extensive experience in both plant operations and direct and indirect purchasing.
•Appointed Becky Roof as Interim Chief Financial Officer (CFO) and engaged an affiliate of AlixPartners to accelerate the implementation of Special Committee recommendations including, but not limited to, financial controls and material weakness remediation. Ms. Roof is a seasoned financial executive who has served in an interim CFO capacity at numerous public and private companies.
•Completed additional investigation work of the Special Committee and implemented additional remediation actions as recommended by the Special Committee. The findings and remediation actions are summarized in our Form 10-K filed today with the Securities and Exchange Commission (the “SEC”), and available on our website.
•Announced 401 preorders as of March 31, 2022. Preorders are fully refundable, non-binding, paid deposits for the FF 91 Futurist Alliance Edition and/or the FF 91 Futurist vehicles available initially for sale to customers in the US and China. FF 91 Futurist Alliance Edition preorders require a $5,000 deposit for customers in the US and an RMB 50,000 deposit for customers in China. FF 91 Futurist preorders require a $1,500 deposit for customers in the US and an RMB 20,000 deposit for customers in China.
•Marked Production Milestone #5 at its Hanford, California manufacturing facility, with the start of installation of all mechanical, electrical, and plumbing systems to support equipment installation.

RESULTS FOR FOURTH QUARTER 2021 AND FULL YEAR 2021
Operating expenses for the year ended December 31, 2021, were $354 million compared to $65 million for the year ended December 31, 2020. The increase is primarily due to an increase in engineering, design, and testing (“ED&T”) services as the Company re-engaged suppliers and made significant purchases for ED&T services to progress the manufacturing of the FF 91; a significant increase in headcount and employee related expenses; a sublicensable license to use a platform from Geely Holding; an increase in professional services and legal expense; and a loss related to the abandonment of certain construction in progress FF 91 program assets, primarily vendor tooling, machinery, and equipment, due to the redesign of the related FF 91 components and implementation of FF’s cost reduction program.
Net loss was $517 million for the year ended December 31, 2021, compared to net loss of $147 million in the prior-year period. The change in net loss is attributable to the significant increase in operating expenses as well as to the change in fair value measurements from conversion premiums included in notes payable and related party notes payable and changes related to the carve-out of original issue discounts and the fair value of warrants issued on select borrowings; and to an increase in loss at settlement of related party notes payable, notes payable, and vendor payables in trust, net due to the settlement of certain related party notes payable, notes payable, and vendor payables in trust with the commitment to issue shares of Class A Common Stock at the July 2021 closing of the merger with Property Solutions Acquisitions Corp. at a price below the fair value on the date of settlement.
Cash was $505 million as of December 31, 2021. The cash balance as of March 31, 2022, was $276 million. The decrease in cash from December 31, 2021, to March 31, 2022, was due in part to a scheduled $97 million note and accrued interest payment.

EARNINGS CONFERENCE CALL
The Company plans to host a conference call open to investors after it files its Q1 2022 results in mid-May.

Customers can preorder an FF 91 now at: https://www.ff.com/us/preorder/

ABOUT FARADAY FUTURE
Faraday Future is a class-defining luxury electric vehicle company. The Company has pioneered numerous innovations relating to its products, technology, business model, and user ecosystem since its inception in 2014. Faraday Future aims to perpetually improve the way people move by creating a forward-thinking mobility ecosystem that integrates clean energy, AI, the Internet, and new usership models. Faraday Future’s first flagship product is the FF 91 Futurist

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NO OFFER OR SOLICITATION
This communication shall neither constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

FORWARD LOOKING STATEMENTS
This press release includes “forward looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements, and include (among others) statements regarding the expected timing of the launch of FF 91 and FF 81 vehicles and anticipated production capacity of the Company’s Hanford, California facility. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include the Company’s ability to remain in compliance with the listing requirements of The Nasdaq Stock Market LLC (“Nasdaq”) and to continue to be listed on Nasdaq; the outcome of the SEC investigation relating to the matters that were the subject of the Special Committee investigation; the implementation of the Special Committee’s actions and related internal review by the Company; the Company’s ability to execute on its plans to develop and market its vehicles and the timing of these development programs; the Company’s estimates of the size of the markets for its vehicles and cost to bring those vehicles to market; the rate and degree of market acceptance of the Company’s vehicles; the success of other competing manufacturers; the performance and security of the Company’s vehicles;

potential litigation involving the Company; the result of future financing efforts and general economic and market conditions impacting demand for the Company’s products; the ability of the Company to attract and retain employees. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 is being filed with the SEC today, and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:
Investors (English): ir@faradayfuture.com
Investors (Chinese): cn-ir@faradayfuture.com

John Schilling
Media: media@faradayfuture.com

Faraday Future Intelligent Electric Inc.
Consolidated Balance Sheets – (Unaudited)
December 31, 2021 and 2020
(in thousands, except share and per share data)

	2021	2020
Assets
Current assets
Cash	$ 505,091	$ 1,124
Restricted cash	25,386	703
Deposits	63,370	6,412
Other current assets	13,410	6,200
Total current assets	607,257	14,439
Property and equipment, net	293,135	293,933
Other non-current assets	7,040	8,010
Total assets	$ 907,432	$ 316,382
Liabilities and stockholders’ equity (deficit)
Current liabilities
Accounts payable	$ 37,773	$ 86,601
Accrued expenses and other current liabilities	90,512	52,382
Related party accrued interest	11,231	82,260
Accrued interest	8,263	36,030
Related party notes payable	13,655	332,355
Notes payable, current portion	132,372	149,199
Vendor payables in trust	—	110,224
Total current liabilities	293,806	849,051
Capital leases, less current portion	7,570	36,501
Other liabilities, less current portion	3,720	1,000
Notes payable, less current portion	34,682	9,168
Total liabilities	339,778	895,720
Commitments and contingencies
Stockholders’ equity (deficit)
Class A Common Stock, $0.0001 par value; 750,000,000 shares authorized; 168,693,323 and 93,099,596 shares issued and outstanding as of December 31, 2021 and 2020, respectively	17	9
Class B Common Stock, $0.0001 par value; 75,000,000 shares authorized as of December 31, 2021 and 2020; no shares and 64,000,588 shares issued and outstanding as of December 31, 2021 and 2020, respectively	—	6
Additional paid-in capital	3,482,226	1,817,760
Accumulated other comprehensive loss	(6,945)	(5,974)
Accumulated deficit	(2,907,644)	(2,391,139)
Total stockholders’ equity (deficit)	567,654	(579,338)
Total liabilities and stockholders’ equity (deficit)	$ 907,432	$ 316,382

Faraday Future Intelligent Electric Inc.
Consolidated Statements of Operations– (Unaudited)
Years Ended December 31, 2021 and 2020
(in thousands, except share and per share data)

	2021	2020
Operating expenses
Research and development	$ 174,935	$ 20,186
Sales and marketing	17,118	3,672
General and administrative	97,905	41,071
Loss on disposal of property and equipment	64,191	10
Total operating expenses	354,149	64,939

Loss from operations	(354,149)	(64,939)
Change in fair value measurements	(22,700)	(5,076)
Interest expense	(30,181)	(32,173)
Related party interest expense	(16,663)	(41,546)
Other expense, net	(5,668)	(5,455)
(Loss) gain at settlement of related party notes payable, notes payable, and vendor payables in trust, net	(86,904)	2,107
Loss before income taxes	(516,265)	(147,082)
Income tax provision	(240)	(3)
Net loss	$ (516,505)	$ (147,085)

Per share information:
Net loss per Common Stock – Class A and Class B – basic and diluted	$ (2.21)	$ (0.94)
Weighted average Common Stock outstanding – Class A and Class B – basic and diluted	233,390,675	157,063,103

Total comprehensive loss
Net loss	$ (516,505)	$ (147,085)
Change in foreign currency translation adjustment	(971)	(2,690)
Total comprehensive loss	$ (517,476)	$ (149,775)

Table of Contents
Faraday Future Intelligent Electric Inc.
Consolidated Statements of Cash Flows – (Unaudited)
Years Ended December 31, 2021 and 2020
(in thousands)

	2021	2020
Cash flows from operating activities
Net loss	$ (516,505)	$ (147,085)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization expense	8,158	3,517
Stock-based compensation	11,345	9,505
Vesting of restricted stock awards for employee bonus	18,617	—
Loss on disposal of property and equipment	64,191	10
Change in fair value measurements	22,700	5,076
Loss upon cancellation of a lease	—	206
(Gain) loss on foreign exchange	(845)	4,108
Gain on forgiveness of accounts payable and loss on write-off of vendor deposits, net	(7,005)	—
Non-cash interest expense	41,014	66,020
Loss (gain) at settlement of related party notes payable, notes payable, and vendor payables in trust, net	86,904	(2,107)
Gain on forgiveness of vendor payables in trust	(1,731)	—
Reserve for unrecoverable value added taxes	6,404	—
Other	842	—
Changes in operating assets and liabilities
Deposits	(48,503)	—
Other current and non-current assets	(21,717)	(3,347)
Accounts payable	(36,625)	11,500
Accrued expenses and other current liabilities	31,824	11,606
Transfers between vendor payables in trust and accounts payable	1,167	(174)
Net cash used in operating activities	(339,765)	(41,165)
Cash flows from investing activities
Payments for property and equipment	(95,681)	(607)
Proceeds from payments on notes receivable	—	3,600
Net cash (used in) provided by investing activities	(95,681)	2,993
Cash flows from financing activities
Proceeds from issuance of Class A Common Stock in the Business Combination	229,583	—
Proceeds from issuance of Class A Common Stock pursuant to the PIPE Financing	761,400	—
Transaction costs paid in connection with the Business Combination	(23,148)	—
Transaction costs paid in connection with the PIPE Financing	(61,130)	—
Proceeds from related party notes payable	200	10,556
Proceeds from notes payable, net of original issuance discount	172,031	40,595
Payments of related party notes payable	(38,217)	(3,589)
Payments of notes payable, including liquidation premiums	(48,210)	(32)
Payments of notes payable issuance costs	(3,355)	(4,562)
Payment of payables in vendor payables in trust	(27,722)	(4,500)
Transfers between vendor payables in trust and accounts payable	(1,167)	174
Payments of capital lease obligations	(3,212)	(1,926)
Proceeds from exercise of stock options	10,587	115
Payments of stock issuance costs	(1,071)	—
Net cash provided by financing activities	966,569	36,831
Effect of exchange rate changes on cash and restricted cash	(2,473)	(186)
Net increase (decrease) in cash and restricted cash	528,650	(1,527)
Cash and restricted cash, beginning of period	1,827	3,354
Cash and restricted cash, end of period	$ 530,477	$ 1,827

Faraday Future Intelligent Electric Inc.
Consolidated Statements of Cash Flows — (Unaudited)
Years Ended December 31, 2021 and 2020
(in thousands)

The following table provides a reconciliation of cash and restricted cash reported within the Consolidated Balance Sheets that aggregate to the total of the same such amounts shown in the Consolidated Statements of Cash Flows:

	2021	2020
Cash	$ 1,124	$ 2,221
Restricted cash	703	1,133
Total cash and restricted cash, beginning of period	$ 1,827	$ 3,354

Cash	$ 505,091	$ 1,124
Restricted cash	25,386	703
Total cash and restricted cash, end of period	$ 530,477	$ 1,827

Supplemental disclosure of noncash investing and financing activities
Conversion of related party notes payable and related party accrued interest to Class A Common Stock	$ 294,796	$ —
Conversion of notes payable and accrued interest to Class A Common Stock	98,375	—
Issuance of warrants	17,596	490
Conversion of assumed convertible and promissory notes payable to Class A Common Stock and Private Warrants	1,080	—
Conversion of The9 Conditional Obligation to Class A Common Stock	2,863	—
Additions of property and equipment included in accounts payable and accrued expenses	863	3,817
Conversion of related party customer deposit to related party notes payable	—	11,635

Supplemental disclosure of noncash investing and financing activities related to the Business Combination
Exchange of Legacy FF redeemable preference stock for a commitment to issue Class A Common Stock	$ 859,182	$ —
Exchange of Legacy FF convertible preferred stock for a commitment to issue Class B Common Stock	697,611	—
Settlement of notes payable and accrued interest for a commitment to issue Class A Common Stock	68,541	—
Settlement of related party notes payable and related party accrued interest for a commitment to issue Class A Common Stock	69,218	—
Settlement of vendor payable in trust to a commitment to issue Class A Common Stock	96,186	—
Reclassification of deferred transaction costs paid in prior periods against the proceeds received in the Business Combination	7,865	—

Supplemental disclosure of cash flow information
Cash paid for interest	$ 6,317	$ 3,137